Exhibit 10.2

13 Tzundik Street

Jerusalem, Israel

September 11, 2013

Stella Blu, Inc.

270 Greyson Place,

Teaneck, New Jersey 07666

Dear Sirs,

In consideration of my ownership of 6,500,000 shares of common stock, par value $0.0001 per share, of Stella Blu, Inc. (the “Company”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees as follows:

The Company is in the midst of an initial public offering of up to 1,000,000 shares of its common stock in a direct public offering, without any involvement of underwriters or broker-dealers at a fixed price of $0.10 per share. The shares will be offered from time to time on a continuous basis, for up to 90 days from the date that the Registration Statement that the Company filed with the Securities and Exchange Commission (“SEC”) becomes effective (the “Effective Date”), but the offering may be terminated at any time. The offering may not be extended.

The undersigned hereby irrevocably undertakes that during the period beginning on the Effective Date, and for a period of one year thereafter, the Company may demand, and the undersigned will be required to make, loans to the Company in an amount not to exceed $5,000 per month or $50,000 in the aggregate.

Such loans shall be evidenced by a simple form unsecured promissory note, which shall (a) subject to (c) below, be payable on demand, (b) bear no interest, and (c) be payable on demand at any time from the date that is eighteen months from the Effective Date.

The undersigned hereby agrees that this letter may be filed with the SEC as an exhibit to the Company’s Registration Statement under the heading “Form of Eliyahu Undertaking.”

IN WITNESS WHEREOF, THE UNDERSIGNED HAS HEREUNTO SET HIS HAND AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.

Yoel Eliyahu

AGREED TO AND ACCEPTED:
STELLA BLU, INC.

Yoel Eliyahu, Chief Executive Officer